Exhibit 99.2

1 This presentation is intended to be viewed in conjunction with the General Steel Holdings, Inc. second quarter 2014 earnings call. Second Quarter 2014 Earnings Call Presentation August 14, 2014

2 This presentation is intended to be viewed in conjunction with the General Steel Holdings, Inc. second quarter 2014 earnings call. Safe Harbor Statement This presentation (including the financial projections and any subsequent questions and answers) contains statements that are forward - looking within the meaning of Section 27 A of the Securities Act of 1933 and Section 21 E of the Securities Exchange Act of 1934 . Such forward - looking statements are only predictions and are not guarantees of future performance . Any such forward - looking statements are and will be, as the case may be, subject to many risks, uncertainties, certain assumptions and factors relating to the operations and business environments of General Steel Holdings, Inc . and its subsidiaries that may cause the actual results of the companies to be materially different from any future results expressed or implied in such forward - looking statements . These risk factors, include, but are not limited to, any comments relating to our financial performance, the competitive nature of the marketplace, the condition of the worldwide economy and other factors that have been or will be detailed in the Company’s periodic filings (including Forms 8 - K, 10 - K and 10 - Q) or other documents filed with the Securities and Exchange Commission . For more detailed information on the Company, please refer to the Company filings with the Securities and Exchange Commission, which are readily available at http : //www . sec . gov, or through the Company’s Investor Relations website at http : //www . gshi - steel . com . The Company undertakes no obligation to publicly update any forward - looking statement, whether as a result of new information, future events or otherwise .

3 This presentation is intended to be viewed in conjunction with the General Steel Holdings, Inc. second quarter 2014 earnings call. Review of Progress on Key Initiatives Agenda China Steel Industry Dynamics Second Quarter 2014 Highlights Henry Yu, Chief Executive Officer John Chen, Chief Financial Officer Second Half 2014 Guidance Review of Second Quarter 2014 F inancials

4 This presentation is intended to be viewed in conjunction with the General Steel Holdings, Inc. second quarter 2014 earnings call. Second Quarter 2014 Highlights Improved Gross Margin 2Q14’s 4.8% was 36 - month high Stabilized ASP* in 2Q 2014 * Average selling price of rebar at Longmen Joint Venture $ / mt Lowered Unit Cost of Rebar $ / mt

5 This presentation is intended to be viewed in conjunction with the General Steel Holdings, Inc. second quarter 2014 earnings call. » In July 2014, MIIT announced the first batch of capacity to be closed: • 44 iron - making companies with total capacity of 25.4 million tons • 30 steel - making companies with total capacity of 21.5 million tons • Deadline of closure by September 30, 2014 » 2Q 2014 GDP growth rate of 7.5% and gathering momentum » Manufacturing PMI posted four consecutive monthly rise from March to June » Government launches “mini - stimulus” packages to lift economic growth • China Railway Corp, raise s 2014 railway fixed assets investment budget to RMB 800 billion China Steel Industry Dynamics Potential Catalysts for Steel Demand Steel Capacity Trimming Underway Improving HSBC PMI to new 18 - month High in July 2014 Improving China Steel Mills Profitability in 2Q 2014 Source: Changjiang Securities June PMI: 51.0 July PMI: 51.7 Industry Average Net Margin

Continued Progress on Key Initiatives

通用钢铁控股
GENERAL STEEL HOLDINGS INC.

General Steel has made continued progress in optimizing sourcing mechanisms, upgrading production lines and implementing continuous technical improvements.

Optimized Procurement Channel

- ✓Partnered with local SOEs to secure high quality and steady supply in local raw materials
- ✓Signed direct supply agreement with Rio Tinto in April 2014 for 1,500,000 metric tons of imported iron ore
- ✓2Q 2014, unit cost of iron ore and coke decreased by 9.7% and 17.3%, respectively

Ramped-Up Continuous Rolling Capacity

- ✓Effective reduction of overall unit production cost
- ✓Fully ramped-up utilization
- ✓Overall production cost saving of over RMB 68 million in 1H 2014 by internal estimation

Yielded Positive Benchmarking Savings

Statistics in 1H 2014 based on GSI's internal assessment:

- ✓Unit ferrous charges consumption per ton of rebar decreased by 3.2kg/ton YoY to 1,012.6 kg/ton
- ✓Comprehensive energy consumption per ton of rebar decreased to 492.3 kgec/ton, down 9.4% YoY

Unit cost of rebar manufactured Down by 15.9% YoY

6

This presentation is intended to be viewed in conjunction with the General Steel Holdings, Inc. second quarter 2014 earnings call.

7 This presentation is intended to be viewed in conjunction with the General Steel Holdings, Inc. second quarter 2014 earnings call. EBITDA and OCF Turned Around EBITDA Operating Cash Flow USD Million Up $54.4 million Y oY USD Million Up $121.4 million Y oY

8 This presentation is intended to be viewed in conjunction with the General Steel Holdings, Inc. second quarter 2014 earnings call. Items 2 Q 2014 2 Q 2013 Y - o - Y% Total Sales Volume (Thousands MT) 1,306 1,385 - 5.7% ASP of Rebar** (US$/per MT) 450.0 482.7 - 6 .8% Revenue (US$ million) 588.0 653.7 - 1 0.0% Gross (Loss)/Profit (US$ million) 28.1 - 35.5 N.A. Gross Margin 4.8% - 5.4% +1,020 bps Operating Income (Loss)* (US$ million) 6.3 - 46.9 N.A. Finance Expense (US$ million) - 26.6 - 21.2 + 2 5.5% E B ITDA (US$ million) 33.6 - 20.7 N.A. EPS* (US$) - 0.20 - 0.72 N.A. Second Quarter 2014 Financial Summary Sales Volume Breakdown • Includes $( 2 .9) million change in fair value of profit sharing liability for the second quarter of 2014. • ** ASP of rebar at Longmen Joint Venture Thousands MT Operating Expense Breakdown 9.3 9.7 11.5 9.1 2Q 2013 2Q 2014 Selling Expense G&A Expense USD Million 1,348 1,305 37 1 2Q 2013 2Q 2014 Longmen Joint Venture Other Subsidiaries

9 This presentation is intended to be viewed in conjunction with the General Steel Holdings, Inc. second quarter 2014 earnings call. Balance Sheet Summary AS OF (USD 1,000) June 30, 2014 December 31, 2013 Assets: Cash and Restricted Cash $ 492,855 $431,300 Accounts Receivable $11,065 $7,020 Notes Receivable $36,948 $60,054 Inventories $ 208,971 $212,921 Advances on Inventory Purchases $ 177,782 $127,900 Total Current Assets $ 1,170,395 $1,380,724 Property Plant and Equipment $ 1,253,351 $1,271,907 Total Assets $ 2,556,474 $2,700,358 Liabilities: Short Term Notes Payable $875,479 $1,017,830 Accounts Payable $680,571 $670,671 Short Term Loan $420,064 $490,677 Customer Deposits $ 279,176 $152,741 Taxes Payable $4,181 $4,628 Total Current Liabilities $ 2,500,104 $ 2,562,140 Capital Lease Obligations, noncurrent $ 384,830 $ 375,019 Profit Sharing Liability $ 164,067 $ 162,295

10 This presentation is intended to be viewed in conjunction with the General Steel Holdings, Inc. second quarter 2014 earnings call. Sales Volume Approx. 3 million mt Approx. 24.4% Total Sales $1.3 ~ $1.4 billion 12.2% ~ 20.8% Net Income * $ 4.5 ~ $6.5 m illion 21.6% ~ 75.7% EPS* $0.08 ~ $0.12 17.6% ~ 76.5% 2H 2014 Y - o - Y Growth Rate Guidance Second Half 2014 Guidance * Net income and EPS attributable to General Steel Holdings, Inc.

11 This presentation is intended to be viewed in conjunction with the General Steel Holdings, Inc. second quarter 2014 earnings call. 11 Q&A Joyce Sung General Steel Holdings, Inc. Tel: +1 - 347 - 534 - 1435 Email: joyce.sung@gshi - steel.com